                                                                 Exhibit I

                             Joint Filing Agreement

         The undersigned acknowledge and agree that the foregoing statement on
Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that it knows or has reason to believe that such information is inaccurate.



Date: February 12, 2001

                                         By: /s/ Richard D. Forman
                                             ---------------------------------
                                             Richard D. Forman




                                         RDF Ventures, LLC

                                         By: /s/ Richard D. Forman
                                             ---------------------------------
                                             Richard D. Forman
                                             Managing Member


                                Page 7 of 7 pages